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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                               September 16, 1996


                         CAPITAL REALTY INVESTORS, LTD.
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             (Exact name of registrant as specified in its charter)


                              District of Columbia
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                 (State or other jurisdiction of incorporation)


         0-11149                                  52-1219926
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(Commission File Number)                (IRS Employer Identification No.)


11200 Rockville Pike, Rockville, Maryland              20852
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(Address of principal executive offices)             (Zip Code)


                                 (301) 468-9200
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              (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS
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                                   MEMORANDUM

September 16, 1996


TO:       Limited Partner:

FROM:     Susan T. Backman
          Director-Investment Communications

RE:       Capital Realty Investors Limited Partnership  (CRI, Ltd.)


     We have been informed that Equity Resources Bay Fund is making a tender offer of $10 per unit to acquire interests in CRI, Ltd.

     You may or may not have received this offer.

     Although we take no position on whether or not you should accept the tender offer, we strongly urge you to focus on two issues before deciding if you should accept or reject the tender offer:

- -    First, we are actively negotiating the sale of one property held by a lower-tier partnership. If this transaction closes, limited partners would likely receive a cash distribution within the next 30-120 days. This distribution may be equal to or higher than the amount being tendered by Equity Resources Bay Fund. We cannot assure you that the transaction will close or that there will be a cash distribution. However, we can assure you that if you tender your interests before CRI, Ltd. makes such a distribution, you would give-up your eligibility to receive that cash distribution.

- -    Second, the sale of your interests to Equity Resources Bay Fund, or any other party, will in most cases result in a significant tax liability. As a result, WE URGE YOU TO CONSULT YOUR TAX ADVISOR BEFORE MAKING ANY DECISION ON A TENDER OFFER.

     If you have further questions, please feel free to call our Investment Communications team at 301-468-3166.

cc:  Due Diligence
     Financial Consultants

















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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   CAPITAL REALTY INVESTORS, LTD.
                                   (Registrant)


                              By:  C.R.I., Inc.
                                   Managing General Partner



September 17, 1996                 /s/ Deborah K. Browning
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Date                               Deborah K. Browning
                                   Vice President/Chief Accounting
                                     Officer







































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